Exhibit 10.24

Amendment Five

Logistics Services Agreement

This Amendment Five (“Amendment”) to the Agreement by and between Ozburn-Hessey Logistics, LLC d/b/a OHL (“OHL”) and The Honest Company (“Honest”) collectively referred to as the (“Parties”), is made and entered into as of this 3rd day of ~~February~~ March, 2016.

Whereas OHL and Honest entered into a Logistics Services Agreement dated January 27, 2014, (the “Agreement”);

Whereas OHL and Honest desire to amend the Agreement for the purpose of expanding operations as stated herein;

1.

Effective as of March 1, 2016, to accommodate the growth of the Honest services provided at the OHL Rialto Wholesale/Retail and Overflow Facility, Honest commits to occupy approximately 184,000 sq. ft. until January 27, 2017. In the event Honest space requirements at the Rialto Facility exceeds space availability, OHL and Honest will mutually agree on the terms for the Honest Product to be relocated or expanded to an OHL facility, provided space is available, located at 1580 Eastridge Avenue, Riverside, CA 92507.

All other terms of the Agreement not specifically stated or amended herein remain unchanged.

In witness whereof, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

Ozburn-Hessey Logistics, LLC	The Honest Company

Randy Tucker, President CL and TM	/s/ [Illegible]

BA [Illegible] Director
Name and Title

Date:	Date: 3/3/16